The Funds adjusted the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Changes in classification during the year ended December 31, 1998 are shown below:

                                                              Adjustments for the Year Ended December 31, 1998
                                                   ------------------------ ------------------------ ----------------------
                                                                            Increase (Decrease)
                                                   Increase (Decrease)      In Accumulated
                                                   In Undistributed Net     Net Realized Gain        Increase (Decrease)
                                                   Investment Income        On Investments           In Paid-In Capital
-------------------------------------------------- --- -------------------- ---- ------------------- --- ------------------
Oppenheimer Money Fund                             $                11,314  $              (11,314)  $                  --
Oppenheimer High Income Fund                                        34,624                   18,470               (16,154)
Oppenheimer Bond Fund                                              231,189                (231,189)                     --
Oppenheimer Aggressive Growth Fund                               1,194,015                   32,432            (1,226,447)
Oppenheimer Growth Fund                                           (34,690)                   34,690                     --
Oppenheimer Multiple Strategies Fund                             (463,747)                  463,747                     --
Oppenheimer Global Securities Fund                               1,863,648              (1,863,648)                     --
Oppenheimer Strategic Bond Fund                                (1,792,174)                1,817,242               (25,068)
Oppenheimer Growth & Income Fund                                       432                    (432)                     --
Oppenheimer Small Cap Growth Fund                                    2,339                       --                (2,339)
-------------------------------------------------- ------------------------ ------------------------ ----------------------